Exhibit 99.1

ANTHEM REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

REFLECTING STRONG CORE PERFORMANCE

•	Fourth quarter net income was $1.61 per share, including net negative adjustment items of $0.83 per share. Adjusted net income was $2.44 per share.

•	Full year net income was $14.19 per share, including net negative adjustment items of $1.70 per share. Adjusted net income was $15.89 per share.

•	Medical enrollment increased by 37 thousand members sequentially to 39.9 million members.

•	Operating gain grew by 30% year-over-year to $5.4 billion in 2018.

•	IngenioRx now scheduled to launch in 2Q 2019.

•

Full year 2019 net income is expected to be greater than $18.00 per share, an increase of 27% versus 2018 net income per share. Adjusted net income is expected to be greater than $19.00* per share, an increase of 20% versus 2018 adjusted net income per share.

•	Quarterly dividend increased by 6.7% to $0.80 per share.

Indianapolis, Ind. — January 30, 2019 — Anthem, Inc. (NYSE: ANTM) reported fourth quarter and full year 2018 financial results that reflected enhanced performance across the core businesses and increasing operating momentum.

“In 2018, we achieved our objectives of improving execution and strengthening our value proposition with innovative and affordable solutions designed to more effectively meet the unique needs of our customers,” said Gail K. Boudreaux, President and CEO. “Our fourth quarter and full year performance provides a strong foundation for 2019. In addition, I am pleased to announce that we are accelerating the launch of IngenioRx and now expect to begin transitioning members in the second quarter of this year. Since announcing our intent to create IngenioRx, we have been carefully planning the transition, including the possibility of an early launch, and are confident in our ability to execute the transition under the accelerated schedule. This will allow us to go to market with better economics earlier, and also accelerate our whole person health strategy, which is proven to reduce total cost of care.”

Anthem continues to expect gross annual savings through IngenioRx of greater than $4 billion, with more than 20% of that amount being returned to our shareholders. The Company, pursuant to the terms of its pharmacy benefits management services agreement with Express Scripts, Inc. (the “PBM Agreement”), has provided notice to Express Scripts that it will exercise its contractual rights to terminate the PBM Agreement earlier than the original expiration date of December 31, 2019 due to the recent acquisition of Express Scripts by Cigna Corporation. As a result of exercising our early termination rights, the PBM Agreement will now terminate on March 1, 2019 and the twelve month transition period to migrate the business will begin on March 2, 2019.

Anthem expects its full year 2019 adjusted net income to be greater than $19.00* per share, which reflects the benefit from the accelerated launch of IngenioRx, including expected expenses related to the revised transition schedule.

*	Refer to the GAAP reconciliation tables on page 15.

CONSOLIDATED HIGHLIGHTS

Membership: Medical enrollment totaled approximately 39.9 million members at December 31, 2018, an increase of 37 thousand members from September 30, 2018. Commercial & Specialty Business enrollment increased by 30 thousand members, as the Company experienced growth in the fully insured and fee-based Local Group businesses and growth in the National business. The increase was partially offset by a decline in Individual enrollment. Government Business enrollment increased by 7 thousand members, driven by growth in Medicare that was partially offset by a decrease in Medicaid membership.

Medical enrollment declined by 361 thousand members from 40.3 million members at December 31, 2017. The decrease reflected declines due to a reduced footprint in the Individual ACA-compliant marketplace and declines in Local Group enrollment. These declines were partially offset by growth in the Medicare, National, and Medicaid businesses.

Operating Revenue: Operating revenue was $23.3 billion in the fourth quarter of 2018, an increase of $857 million, or 3.8 percent, versus $22.4 billion in the prior year quarter. The growth in operating revenue reflected premium rate increases to cover overall cost trends and the return of the health insurance tax in 2018 as well as growth in Medicare. The increase was partially offset by a reduced footprint in the Individual ACA-compliant marketplace.

Benefit Expense Ratio: The benefit expense ratio was 86.8 percent in the fourth quarter of 2018, a decrease of 180 basis points from 88.6 percent in the prior year quarter. The decrease, as expected, was largely driven by the return of the health insurance tax in 2018 and improved medical cost performance in our Commercial & Specialty Business.

Medical claims reserves established at December 31, 2017 developed moderately better than the Company’s expectation during 2018.

Medical Cost Trend: For the full year 2018, Local Group medical cost trend was approximately 5.9%. The Company anticipates medical cost trend will be in the range of 6.0% +/- 50 bps in 2019.

Days in Claims Payable: Days in Claims Payable (“DCP”) was 36.2 days as of December 31, 2018, a decrease of 2.5 days from 38.7 days as of September 30, 2018.

SG&A Expense Ratio: The SG&A expense ratio was 15.5 percent in the fourth quarter of 2018, an increase of 40 basis points from 15.1 percent in the fourth quarter of 2017. The increase, as expected, was primarily driven by the return of the health insurance tax in 2018, partially offset by expense efficiency initiatives.

Operating Cash Flow: Operating cash flow was $463 million, or 1.1 times net income in the fourth quarter of 2018, bringing full year 2018 operating cash flow to $3.8 billion, or 1.0 times net income.

Share Repurchase Program: During the fourth quarter of 2018, the Company repurchased 1.8 million shares of its common stock for $493 million, or a weighted average price of $270.66. For the full year, the Company repurchased 6.8 million shares of its common stock for $1.7 billion, or a weighted average price of $248.34. As of December 31, 2018, the Company had approximately $5.5 billion of Board-approved share repurchase authorization remaining.

Cash Dividend: During the fourth quarter of 2018, the Company paid a quarterly dividend of $0.75 per share, representing a distribution of cash totaling $193 million.

On January 29, 2019, the Audit Committee declared a first quarter 2019 dividend to shareholders of $0.80 per share. On an annualized basis, this equates to a dividend of $3.20 per share. The first quarter dividend is payable on March 29, 2019 to shareholders of record at the close of business on March 18, 2019.

Investment Portfolio & Capital Position: During the fourth quarter of 2018, the Company recorded net realized losses on financial instruments totaling $185 million and other-than-temporary impairment losses totaling $8 million. During the fourth quarter of 2017, the Company recorded net realized gains of $7 million and other-than-temporary impairment losses totaling $12 million.

As of December 31, 2018, the Company’s net unrealized loss position in the investment portfolio was $201 million, consisting of fixed maturity securities. The adoption of a change in accounting standards has resulted in the Company accounting for unrealized changes in the value of equity securities in realized gains or losses. As of December 31, 2018 cash and investments at the parent company totaled approximately $1.9 billion.

REPORTABLE SEGMENTS

Anthem, Inc. has three reportable segments: Commercial & Specialty Business (comprised of the Local Group, National Accounts, Individual and Specialty businesses); Government Business (comprised of the Medicaid and Medicare businesses, National Government Services, and the Federal Employee Program); and Other (comprised of certain eliminations and corporate expenses not allocated to either of our other reportable segments).

Anthem, Inc.

Reportable Segment Highlights

(Unaudited)

(In millions)	Three Months Ended December 31			Twelve Months Ended December 31
	2018	2017	Change	2018	2017	Change
Operating Revenue
Commercial & Specialty Business	$8,843	$10,006	(11.6)%	$35,782	$40,363	(11.3)%
Government Business	14,462	12,444	16.2%	55,567	48,702	14.1%
Other	(1)	(3)	NM [2]	(8)	(4)	NM [2]

Total Operating Revenue[1]	$23,304	$22,447	3.8%	$91,341	$89,061	2.6%

Operating Gain / (Loss)
Commercial & Specialty Business	$322	$67	380.6%	$3,629	$2,847	27.5%
Government Business	444	360	23.3%	1,895	1,445	31.1%
Other	(16)	(46)	NM [2]	(98)	(117)	NM [2]

Total Operating Gain[1]	$750	$381	96.9%	$5,426	$4,175	30.0%

Operating Margin
Commercial & Specialty Business	3.6%	0.7%	290 bp	10.1%	7.1%	300 bp
Government Business	3.1%	2.9%	20 bp	3.4%	3.0%	40 bp
Total Operating Margin[1]	3.2%	1.7%	150 bp	5.9%	4.7%	120 bp

(1)	See “Basis of Presentation” on page 7 herein.
(2)	“NM” = calculation not meaningful.

Commercial & Specialty Business: Operating gain in the Commercial & Specialty Business segment totaled $322 million in the fourth quarter of 2018, an increase of $255 million, or 380.6 percent, from $67 million in the fourth quarter of 2017. The increase reflected improved medical cost performance and a decrease in certain general and administrative expenses compared to the prior year quarter.

Government Business: Operating gain in the Government Business segment was $444 million in the fourth quarter of 2018, an increase of $84 million, or 23.3 percent, from $360 million in the fourth quarter of 2017. The increase is a result of the acquisitions of HealthSun and America’s 1st Choice and the return of the health insurer fee in 2018. The increase was partially offset by higher medical costs in the Medicaid business.

Other: The Company reported an operating loss of $16 million in the Other segment for the fourth quarter of 2018, compared with an operating loss of $46 million in the prior year quarter.

OUTLOOK

Full Year 2019:

•

GAAP net income is expected to be greater than $18.00 per share, including approximately $1.00 per share of net unfavorable items. Excluding these items, adjusted net income is expected to be greater than $19.00* per share.

•

Medical membership is expected to be in the range of 40,900,000 - 41,300,000. Fully-insured membership is expected to be in the range of 15,500,000 - 15,700,000 and self-funded membership is expected to be in the range of 25,400,000 - 25,600,000.

•	Operating revenue is expected to be approximately $100.0 billion, including premium revenue of $90.5 billion - $92.5 billion.

•	Benefit expense ratio is expected to be in the range of 86.2% plus or minus 30 basis points.

•	Cost of products sold of $1.6 billion - $1.8 billion.

•	SG&A ratio is expected to be in the range of 13.5% plus or minus 30 basis points.

•	Operating cash flow is expected to be greater than $5.2 billion.

•	Share count is expected to be between 261 - 263 million.

•	Effective tax rate is expected to be between 19.5% - 21.5%.

•	Investment income is expected to be $1.0 billion.

*	Refer to the GAAP reconciliation tables on page 15.

Basis of Presentation

1.

Operating revenue and operating gain are the key measures used by management to evaluate performance in each of its reporting segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain is calculated as total operating revenue less benefit expense and selling, general and administrative expense. It does not include net investment income, net realized gains/losses on financial instruments, other-than-temporary impairment losses recognized in income, interest expense, amortization of other intangible assets, gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Refer to page 15 for the GAAP reconciliation tables.

2.	Operating margin is defined as operating gain divided by operating revenue.

Conference Call and Webcast

Management will host a conference call and webcast today at 8:30 a.m. Eastern Standard Time (“EST”) to discuss the company’s fourth quarter results and outlook. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

800-230-1059 (Domestic)	800-475-6701 (Domestic Replay)
612-234-9960 (International)	320-365-3844 (International Replay)

An access code is not required for today’s conference call. The access code for the replay is 432041. The replay will be available from 11:00 a.m. EST today, until the end of the day on February 13, 2019. The call will also be available through a live webcast at www.antheminc.com under the “Investors” link. A webcast replay will be available following the call.

Anthem Contacts:

Investor Relations	Media
Chris Rigg	Jill Becher, 414-234-1573
Chris.rigg@anthem.com	Jill.becher@anthem.com

About Anthem, Inc.

Anthem is a leading health benefits company dedicated to improving lives and communities, and making healthcare simpler. Through its affiliated companies, Anthem serves more than 74 million people, including nearly 40 million within its family of health plans. We aim to be the most innovative, valuable and inclusive partner. For more information, please visit www.antheminc.com or follow @AnthemInc on Twitter.

Anthem, Inc.

Membership Summary

(Unaudited and in Thousands)

				Change from
Medical Membership	December 31, 2018	December 31, 2017	September 30, 2018	December 31, 2017	September 30, 2018
Customer Type
Local Group	15,733	15,888	15,688	(1.0)%	0.3%
Individual	655	1,588	692	(58.8)%	(5.3)%
National:
National Accounts	7,588	7,463	7,610	1.7%	(0.3)%
BlueCard®	5,838	5,733	5,794	1.8%	0.8%

Total National	13,426	13,196	13,404	1.7%	0.2%
Medicare:
Medicare Advantage	1,006	746	992	34.9%	1.4%
Medicare Supplement	846	823	837	2.8%	1.1%

Total Medicare	1,852	1,569	1,829	18.0%	1.3%
Medicaid	6,716	6,496	6,731	3.4%	(0.2)%
FEP®	1,556	1,562	1,557	(0.4)%	(0.1)%

Total Medical Membership	39,938	40,299	39,901	(0.9)%	0.1%

Funding Arrangement
Self-Funded	25,287	24,862	25,253	1.7%	0.1%
Fully-Insured	14,651	15,437	14,648	(5.1)%	—%

Total Medical Membership	39,938	40,299	39,901	(0.9)%	0.1%

Reportable Segment
Commercial & Specialty Business	29,814	30,672	29,784	(2.8)%	0.1%
Government Business	10,124	9,627	10,117	5.2%	0.1%

Total Medical Membership	39,938	40,299	39,901	(0.9)%	0.1%

Other Membership
Life and Disability Members	4,795	4,700	4,701	2.0%	2.0%
Dental Members	5,807	5,864	5,804	(1.0)%	0.1%
Dental Administration Members	5,327	5,342	5,367	(0.3)%	(0.7)%
Vision Members	6,946	6,867	6,906	1.2%	0.6%
Medicare Part D Standalone Members	309	318	312	(2.8)%	(1.0)%

Anthem, Inc.

Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)	Three Months Ended December 31
	2018	2017	Change
Revenues
Premiums	$21,819	$21,087	3.5%
Administrative fees and other revenue	1,485	1,360	9.2%

Total operating revenue	23,304	22,447	3.8%
Net investment income	262	240	9.2%
Net realized (losses)/gains on financial instruments	(185)	7	NM
Other-than-temporary impairment losses on investments:
Total other-than-temporary impairment losses on investments	(9)	(12)	(25.0)%
Portion of other-than-temporary impairment losses recognized in other comprehensive income	1	—	NM

Other-than-temporary impairment losses recognized in income	(8)	(12)	(33.3)%

Total revenues	23,373	22,682	3.0%
Expenses
Benefit expense	18,936	18,672	1.4%
Selling, general and administrative expense	3,618	3,394	6.6%
Interest expense	189	164	15.2%
Amortization of other intangible assets	94	44	113.6%
(Gain) loss on extinguishment of debt	(6)	282	NM

Total expenses	22,831	22,556	1.2%
Income before income tax expense	542	126	330.2%
Income tax expense	118	(1,106)	NM

Net income	$424	$1,232	(65.6)%

Net income per diluted share	$1.61	$4.67	(65.5)%

Diluted shares	264.2	263.3	0.3%
Benefit expense as a percentage of premiums	86.8%	88.6%	(180)bp
Selling, general and administrative expense as a percentage of total operating revenue	15.5%	15.1%	40bp
Income before income taxes as a percentage of total revenue	2.3%	0.6%	170bp

(1)	“NM” = calculation not meaningful

Anthem, Inc.

Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)	Twelve Months Ended December 31
	2018	2017	Change
Revenues
Premiums	$85,421	$83,648	2.1%
Administrative fees and other revenue	5,920	5,413	9.4%

Total operating revenue	91,341	89,061	2.6%
Net investment income	970	867	11.9%
Net realized (losses)/gains on financial instruments	(180)	145	(224.1)%
Other-than-temporary impairment losses on investments:
Total other-than-temporary impairment losses on investments	(29)	(35)	(17.1)%
Portion of other-than-temporary impairment losses recognized in other comprehensive income	3	2	50.0%

Other-than-temporary impairment losses recognized in income	(26)	(33)	(21.2)%

Total revenues	92,105	90,040	2.3%
Expenses
Benefit expense	71,895	72,236	(0.5)%
Selling, general and administrative expense	14,020	12,650	10.8%
Interest expense	753	739	1.9%
Amortization of other intangible assets	358	169	111.8%
Loss on extinguishment of debt	11	282	(96.1)%

Total expenses	87,037	86,076	1.1%

Income before income tax expense	5,068	3,964	27.9%
Income tax expense	1,318	121	989.3%

Net income	$3,750	$3,843	(2.4)%

Net income per diluted share	$14.19	$14.35	(1.1)%

Diluted shares	264.2	267.8	(1.3)%
Benefit expense as a percentage of premiums	84.2%	86.4%	(220)bp
Selling, general and administrative expense as a percentage of total operating revenue	15.3%	14.2%	110bp
Income before income taxes as a percentage of total revenue	5.5%	4.4%	110bp

(1)	“NM” = calculation not meaningful

Anthem, Inc.

Consolidated Balance Sheets

(In millions)	December 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,934	$3,609
Fixed maturity securities	16,692	17,377
Equity securities	1,493	3,599
Other invested assets, current	21	17
Accrued investment income	162	163
Premium receivables	4,465	3,605
Self-funded receivables	2,278	2,580
Other receivables	2,558	2,267
Income taxes receivable	10	342
Securities lending collateral	604	455
Other current assets	2,104	2,249

Total current assets	34,321	36,263
Long-term investments:
Fixed maturity securities	487	561
Equity securities	33	33
Other invested assets	3,726	3,344
Property and equipment, net	2,735	2,175
Goodwill	20,504	19,231
Other intangible assets	9,007	8,368
Other noncurrent assets	758	565

Total assets	$71,571	$70,540

Liabilities and shareholders’ equity
Liabilities
Current liabilities:
Policy liabilities:
Medical claims payable	$7,454	$7,992
Reserves for future policy benefits	75	70
Other policyholder liabilities	2,590	2,950

Total policy liabilities	10,119	11,012
Unearned income	902	860
Accounts payable and accrued expenses	4,959	5,024
Security trades pending payable	197	113
Securities lending payable	604	454
Short-term borrowings	1,145	1,275
Current portion of long-term debt	849	1,275
Other current liabilities	3,190	3,343

Total current liabilities	21,965	23,356
Long-term debt, less current portion	17,217	17,382
Reserves for future policy benefits, noncurrent	706	647
Deferred tax liabilities, net	1,960	1,727
Other noncurrent liabilities	1,182	925

Total liabilities	43,030	44,037

Shareholders’ equity
Common stock	3	3
Additional paid-in capital	9,536	8,547
Retained earnings	19,988	18,054
Accumulated other comprehensive loss	(986)	(101)

Total shareholders’ equity	28,541	26,503

Total liabilities and shareholders’ equity	$71,571	$70,540

Anthem, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In millions)	Twelve Months Ended December 31
	2018	2017
Operating activities
Net income	$3,750	$3,843
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized losses/(gains) on financial instruments	180	(145)
Other-than-temporary impairment losses recognized in income	26	33
Loss on extinguishment of debt	11	282
Loss on disposal of assets	13	13
Deferred income taxes	91	(1,272)
Amortization, net of accretion	1,008	780
Depreciation expense	119	111
Impairment of property and equipment	5	2
Share-based compensation	226	170
Changes in operating assets and liabilities:
Receivables, net	(707)	(22)
Other invested assets	(1)	(36)
Other assets	(26)	(629)
Policy liabilities	(1,059)	732
Unearned income	(36)	(120)
Accounts payable and accrued expenses	134	922
Other liabilities	(25)	(120)
Income taxes	323	(194)
Other, net	(205)	(165)

Net cash provided by operating activities	3,827	4,185
Investing activities
Purchases of fixed maturity securities	(8,244)	(9,795)
Proceeds from sales and maturities of fixed maturity securities	8,380	9,780
Purchases of equity securities	(896)	(5,416)
Proceeds from sales of equity securities	2,809	3,463
Purchases of other invested assets	(531)	(1,164)
Proceeds from sales of other invested assets	411	219
Change in collateral and settlements of non-hedging derivatives	—	65
Changes in securities lending collateral	(150)	625
Purchases of subsidiaries, net of cash acquired	(1,760)	(2,080)
Net purchases of property and equipment	(1,208)	(791)
Other, net	(70)	12

Net cash used in investing activities	(1,259)	(5,082)
Financing activities
Net (repayments of)/proceeds from commercial paper borrowings	(106)	175
Net (repayments of)/proceeds from short-term borrowings	(130)	835
Net (repayments of)/proceeds from long-term borrowings	(849)	2,643
Changes in securities lending payable	150	(625)
Changes in bank overdrafts	(210)	71
Proceeds from sale of put options	—	1
Premiums paid on equity call options	(1)	—
Proceeds from issuance of common stock under Equity Units stock purchase contracts	1,250	—
Repurchase and retirement of common stock	(1,685)	(1,998)
Change in collateral and settlements of debt-related derivatives	24	(149)
Cash dividends	(776)	(705)
Proceeds from issuance of common stock under employee stock plans	173	225
Taxes paid through withholding of common stock under employee stock plans	(81)	(46)

Net cash (used in)/provided by financing activities	(2,241)	427
Effect of foreign exchange rates on cash and cash equivalents	(2)	4

Change in cash and cash equivalents	325	(466)
Cash and cash equivalents at beginning of year	3,609	4,075

Cash and cash equivalents at end of period	$3,934	$3,609

Anthem, Inc.

Reconciliation of Medical Claims Payable

	Years Ended December 31
	2018	2017	2016
(In millions)	(Unaudited)
Gross medical claims payable, beginning of year	$7,814	$7,656	$7,360
Ceded medical claims payable, beginning of year	(105)	(539)	(646)

Net medical claims payable, beginning of year	7,709	7,117	6,714

Business combinations and purchase adjustments	199	76	—
Net incurred medical claims:
Current year	69,581	70,377	64,868
Prior years redundancies(1)	(930)	(1,133)	(835)

Total net incurred medical claims	68,651	69,244	64,033

Net payments attributable to:
Current year medical claims	62,748	62,923	57,879
Prior years medical claims	6,579	5,805	5,751

Total net payments	69,327	68,728	63,630

Net medical claims payable, end of year	7,232	7,709	7,117
Ceded medical claims payable, end of year	34	105	539

Gross medical claims payable, end of year*	$7,266	$7,814	$7,656

Current year medical claims paid as a percentage of current year net incurred medical claims	90.2%	89.4%	89.2%
Prior year redundancies in the current year as a percentage of prior year net medical claims payable less prior year redundancies in the current year	13.7%	18.9%	14.2%
Prior year redundancies in the current year as a percentage of prior year net incurred medical claims	1.3%	1.8%	1.4%

(1)	Negative amounts reported for net incurred medical claims related to prior years result from claims being settled for amounts less than originally estimated.
*	Excludes insurance lines other than short duration.

Anthem, Inc.

GAAP Reconciliation

(Unaudited)

Anthem, Inc. has referenced “Adjusted Net Income” and “Adjusted Net Income Per Share,” which are non-GAAP measures, in this document. These non-GAAP measures are not intended to be alternatives to any measure calculated in accordance with GAAP. In addition to these non-GAAP measures, references are made to the measures “Operating Revenue” and “Operating Gain.” Each of these measures is provided to further aid investors in understanding and analyzing the company’s core operating results and comparing Anthem, Inc.’s financial results. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein. A reconciliation of the non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP, together with a reconciliation of reportable segments operating gain to income before income tax expense, is reported below. Prior amounts may be rounded differently to conform to current presentation.

	Three Months Ended December 31			Twelve Months Ended December 31
(In millions, except per share data)	2018	2017	Change	2018	2017	Change
Net income	$424	$1,232	(65.6)%	$3,750	$3,843	(2.4)%
Add / (Subtract):
Net realized losses/(gains) on financial instruments	185	(7)		180	(145)
Amortization of other intangible assets	94	44		358	169
Other-than-temporary impairment losses recognized in income	8	12		26	33
(Gain)/Loss on extinguishment of debt	(6)	282		11	282
Transaction related costs	—	9		9	166
2015 cyber attack litigation	—	—		—	115
Penn Treaty assessment costs	—	—		—	254
Income tax true-up of prior transaction costs	—	—		—	(69)
Deferred tax benefit from corporate tax reform	—	(1,108)		—	(1,108)
Tax impact of non-GAAP adjustments	(61)	(125)		(135)	(316)

Net adjustment items	220	(893)		449	(619)

Adjusted net income	$644	$339	90.0%	$4,199	$3,224	30.2%

Net income per diluted share	$1.61	$4.67	(65.5)%	$14.19	$14.35	(1.1)%
Add / (Subtract):
Net realized losses/(gains) on financial instruments	0.70	(0.03)		0.68	(0.54)
Amortization of other intangible assets	0.36	0.17		1.36	0.63
Other-than-temporary impairment losses recognized in income	0.03	0.05		0.10	0.12
(Gain)/Loss on extinguishment of debt	(0.02)	1.07		0.04	1.05
Transaction related costs	—	0.03		0.03	0.62
2015 cyber attack litigation	—	—		—	0.43
Penn Treaty assessment costs	—	—		—	0.95
Income tax true-up of prior transaction costs	—	—		—	(0.26)
Deferred tax benefit from corporate tax reform	—	(4.21)		—	(4.14)
Tax impact of non-GAAP adjustments	(0.23)	(0.47)		(0.51)	(1.18)
Rounding Impact	(0.01)	0.01		—	0.01

Net adjustment items	0.83	(3.38)		1.70	(2.31)

Adjusted net income per diluted share	$2.44	$1.29	89.1%	$15.89	$12.04	32.0%

	Full Year 2019 Outlook
Net income per diluted share	Greater than $18.00
Add / (Subtract):
Amortization of other intangible assets	Approximately $1.30
Tax impact of non-GAAP adjustments	Approximately ($0.30)

Net adjustment items	Approximately $1.00

Adjusted net income per diluted share	Greater than $19.00

	Three Months Ended December 31			Twelve Months Ended December 31
(In millions)	2018	2017	Change	2018	2017	Change
Reportable segments operating gain	$750	$381	96.9%	$5,426	$4,175	30.0%
Net investment income	262	240		970	867
Net realized gains/(losses) on financial instruments	(185)	7		(180)	145
Other-than-temporary impairment losses recognized in income	(8)	(12)		(26)	(33)
Interest expense	(189)	(164)		(753)	(739)
Amortization of other intangible assets	(94)	(44)		(358)	(169)
(Gain)/Loss on extinguishment of debt	6	(282)		(11)	(282)

Income before income tax expense	$542	$126	330.2%	$5,068	$3,964	27.9%

Anthem, Inc.

Reclassified Membership Summary

(Unaudited and in Thousands)

	Three Months Ended
Medical Membership	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Customer Type
Local Group	15,714	15,720	15,875	15,888
Individual	1,886	1,779	1,696	1,588
National:
National Accounts	7,570	7,538	7,497	7,463
BlueCard®	5,868	5,775	5,704	5,733

Total National	13,438	13,313	13,201	13,196
Medicare:
Medicare Advantage	672	683	697	746
Medicare Supplement	826	824	825	823

Total Medicare	1,498	1,507	1,522	1,569
Medicaid	6,577	6,550	6,454	6,496
FEP®	1,573	1,569	1,564	1,562

Total Medical Membership	40,686	40,438	40,312	40,299

Funding Arrangement
Self-Funded	25,068	24,833	24,844	24,862
Fully-Insured	15,618	15,605	15,468	15,437

Total Medical Membership	40,686	40,438	40,312	40,299

Reportable Segment
Commercial & Specialty Business	31,038	30,812	30,772	30,672
Government Business	9,648	9,626	9,540	9,627

Total Medical Membership	40,686	40,438	40,312	40,299

Other Membership
Life and Disability Members	4,715	4,705	4,717	4,700
Dental Members	5,859	5,818	5,803	5,864
Dental Administration Members	5,395	5,335	5,351	5,342
Vision Members	6,793	6,791	6,905	6,867
Medicare Part D Standalone Members	324	322	320	318

Anthem, Inc.

Reclassified Membership Summary

(Unaudited and in Thousands)

	Three Months Ended
Medical Membership	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Customer Type
Local Group	15,670	15,634	15,688	15,733
Individual	755	712	692	655
National:
National Accounts	7,684	7,658	7,610	7,588
BlueCard®	5,820	5,819	5,794	5,838

Total National	13,504	13,477	13,404	13,426
Medicare:
Medicare Advantage	916	937	992	1,006
Medicare Supplement	823	827	837	846

Total Medicare	1,739	1,764	1,829	1,852
Medicaid	6,457	6,414	6,731	6,716
FEP®	1,562	1,560	1,557	1,556

Total Medical Membership	39,687	39,561	39,901	39,938

Funding Arrangement
Self-Funded	25,282	25,245	25,253	25,287
Fully-Insured	14,405	14,316	14,648	14,651

Total Medical Membership	39,687	39,561	39,901	39,938

Reportable Segment
Commercial & Specialty Business	29,929	29,823	29,784	29,814
Government Business	9,758	9,738	10,117	10,124

Total Medical Membership	39,687	39,561	39,901	39,938

Other Membership
Life and Disability Members	4,641	4,673	4,701	4,795
Dental Members	5,786	5,788	5,804	5,807
Dental Administration Members	5,357	5,384	5,367	5,327
Vision Members	6,781	6,760	6,906	6,946
Medicare Part D Standalone Members	316	312	312	309

Anthem, Inc.

Reclassified Reportable Segment Highlights

(unaudited)

(In millions)	Three Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Operating Revenue
Commercial & Specialty Business	$10,192	$10,211	$9,954	$10,006
Government Business	12,128	11,987	12,143	12,444
Other	(1)	—	—	(3)

Total Operating Revenue[1]	$22,319	$22,198	$22,097	$22,447
Operating Gain / (Loss)
Commercial & Specialty Business	$1,294	$963	$523	$67
Government Business	324	296	465	360
Other	(33)	(32)	(6)	(46)

Total Operating Gain[1]	$1,585	$1,227	$982	$381

(In millions)	Three Months Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Operating Revenue
Commercial & Specialty Business	$8,951	$9,055	$8,933	$8,843
Government Business	13,390	13,665	14,050	14,462
Other	1	(5)	(3)	(1)

Total Operating Revenue[1]	$22,342	$22,715	$22,980	$23,304
Operating Gain / (Loss)
Commercial & Specialty Business	$1,409	$1,056	$842	$322
Government Business	481	524	446	444
Other	(22)	(21)	(39)	(16)

Total Operating Gain[1]	$1,868	$1,559	$1,249	$750

(1)	See “Basis of Presentation” on page 7 herein.

Anthem, Inc.

Financial Guidance Summary

(Unaudited)

	Full Year 2018 Actual	Full Year 2019 Outlook	Approximate Change
Year-End Medical Enrollment
Self-funded	25,287	25,400 - 25,600	113k - 313k
Fully-Insured	14,651	15,500 - 15,700	849k - 1,049k

Total	39,938	40,900 - 41,300	962k - 1,362k

Operating Revenue	$91.3 billion	Approximately $100.0 billion	Approximately $8.7 billion or 9.5%

Premium Revenue	$85.4 billion	$90.5 billion - $92.5 billion	$5.1 billion - $7.1 billion or 6.0% - 8.3%

Benefit Expense Ratio	84.2%	86.2% +/- 30 basis points	(200 bps) +/- 30 bps

Cost of Products Sold	$—	$1.6 billion - $1.8 billion	$1.6 billion - $1.8 billion

SG&A Expense Ratio	15.3%	13.5% +/- 30 basis points	180 bps +/- 30 bps

Operating Gain	$5.4 billion	Greater than $6.0 billion	Greater than $600 million or 11.1%

Other Pre-Tax Items:
Net Investment income	$970 million	$1.0 billion	$30 million
Interest Expense	($753) million	($800) million	($47) million
Amortization of Intangible Assets	($358) million	($340 million)	$18 million

Net Pre-Tax Expense	($141) million	($140) million	$1 million

Effective Tax Rate	26.0%	19.5% - 21.5%	4.5% - 6.5%

GAAP EPS	$14.19	Greater than $18.00	26.8% or better

Adjusted EPS	$15.89	Greater than $19.00	19.6% or better

Diluted Shares	264.2 million	261 - 263 million	0.5% - 1.2%

Operating Cash Flow	$3.8 billion	Greater than $5.2 billion	Greater than $1.4 billion

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent otherwise required by federal securities laws, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof. These risks and uncertainties include, but are not limited to: the impact of federal and state regulation, including ongoing changes in the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended, or collectively, the ACA and the ultimate outcome of legal challenges to the ACA; trends in healthcare costs and utilization rates; our ability to contract with providers on cost-effective and competitive terms; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; competitive pressures and our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; reduced enrollment; unauthorized disclosure of member or employee sensitive or confidential information, including the impact and outcome of any investigations, inquires, claims and litigation related thereto; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon, our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services, or CMS, Star ratings and other quality scores and funding risks with respect to revenue received from participation therein; a negative change in our health care product mix; costs and other liabilities associated with litigation, government investigations, audits or reviews; the ultimate outcome of litigation between Cigna Corporation, or Cigna, and us related to the merger agreement between the parties, including our claim for damages against Cigna, Cigna’s claim for payment of a termination fee and other damages against us, and the potential for such litigation to cause us to incur substantial costs, materially distract management and negatively impact our reputation and financial condition; non-compliance by any party with the pharmacy benefit management services agreement between Express Scripts, Inc., or Express Scripts and us, as well as any agreements governing the transition of pharmacy benefit management services provided to us from Express Scripts to CaremarkPCS Health, L.L.C., a subsidiary of CVS Health Corporation, which could result in financial penalties, our inability to meet customer demands, and sanctions imposed by governmental entities, including CMS; medical malpractice or professional liability claims or other risks related to health care services and pharmacy benefit management services provided by our subsidiaries; possible restrictions in the payment of dividends from our subsidiaries and increases in required minimum levels of capital; the potential negative effect from our substantial amount of outstanding indebtedness; a downgrade in our financial strength ratings; the effects of any negative publicity related to the health benefits industry in general or us in particular; failure to effectively maintain and modernize our information systems; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; large scale medical emergencies, such as future public health epidemics and catastrophes; general risks associated with mergers, acquisitions, joint ventures and strategic alliances; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; changes in U.S. tax laws; intense competition to attract and retain employees; and, various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations.